Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AND OPTION AGREEMENT

This Investor Rights and Option Agreement (this “Agreement”) is entered into as of August 4, 2009, by and among Real Estate Investment Group L.P., a Bermuda limited partnership, whose general partner and majority limited partner is Tyrus S.A., a Uruguayan sociedad anónima wholly-owned by IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (the “Investor”), IRSA Inversiones y Representaciones Sociedad Anónima, an Argentine sociedad anónima (“IRSA”) (solely for purposes of Section 10(e) hereof) and Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”).

WHEREAS, on or about the date hereof, the Investor is purchasing from the Company 5,700,000 shares (the “Primary Shares”) of the Company’s Priority Class A common shares of beneficial interest, par value $0.01 per share, which are validly issued, fully paid and non assessable and free of any preemptive rights, rights of first refusal or other or similar rights, subject to the Transaction Documents (“Common Shares”), pursuant that certain Purchase Agreement (the “Purchase Agreement”), dated as of August 4, 2009, by and among the Investor, IRSA, the Company and Hersha Hospitality Limited Partnership, L.P., a Virginia limited partnership (the “Operating Partnership”);

WHEREAS, in connection with the purchase of the Primary Shares pursuant to the Purchase Agreement, the Parties desire to enter into this Agreement and the Trustee Designation Agreement (as defined below) to provide Investor with certain additional rights and obligations and to promote the interests of the Company by establishing herein certain terms and conditions upon which the Primary Shares and the Option Shares (as defined below) will be held and/or transferred, and to provide for certain other matters as set forth herein; and

WHEREAS, in connection with the Purchase Agreement and this Agreement the  Company, the Investor and IRSA have entered  into a registration rights agreement (the “Registration Rights Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.              Option to Purchase.

(a)            Purchase Option.  At any time and from time to time after the Closing Date and prior to the five year anniversary of the Closing Date (the “Expiration Date”), Investor shall have the option to purchase (the “Purchase Option”), and the Company shall be obligated to issue to Investor, up to 5,700,000 Common Shares (the “Option Shares”) at an exercise price of $3.00 per share (the “Option Price”), subject to adjustment pursuant to Section 1(e), Section 1(f), Section 1(g) and Section 1(h) below.

(b)            Purchase Option Mechanics.  At any time after the Closing Date and on or before the Expiration Date, Investor, in accordance with the terms hereof, may exercise the Purchase Option, in whole or in part, by delivering to the Company (i) written notice of the election to purchase the Option Shares in the form attached hereto as Exhibit A (the “Election to Purchase”), duly executed, to the Company during normal business hours on any Business Day and (ii) an investment letter (the “Investment Letter”) in such form as reasonably required by the Company for purposes of complying with applicable securities laws and the Code, which letter shall contain representations and warranties substantially similar to those contained in Section 5 hereof.  If the Expiration Date is not a Business Day, then the Option may be exercised on the next succeeding Business Day.

(c)            Issuance of Option Shares.  No later than five Business Days after receipt by the Company of the Election to Purchase as described in Section 1(b) and upon payment in full of the aggregate purchase price as set forth therein, the Company shall issue and cause to be delivered to the Investor a certificate or certificates (or the electronic equivalent thereof) representing the number of fully paid and non-assessable Common Shares for which the option described in Section 1(a) is being exercised, in whole or in part, by the Investor.

(d)            Reservation of Authorized Shares.  The Company has, and shall continue at all times to reserve and keep available out of the aggregate of its authorized but unissued Common Shares, free and clear of all preemptive rights, such number of duly authorized Common Shares as shall be sufficient to enable the Company at any time to fulfill all of its obligations pursuant to the Purchase Option.

(e)            Adjustment for Splits and Combinations.  If the Company shall, at any time or from time to time after the date of this Agreement, effect a split, reverse split, share dividend, subdivision or combination of the outstanding Common Shares, the Option Price in effect immediately before that split, reverse split, share dividend, subdivision or combination shall be proportionately adjusted and the number of Common Shares issuable upon exercise of the Purchase Option shall be adjusted to equal the aggregate number of Common Shares that a record holder of the same number of Common Shares issuable upon exercise of the Purchase Option would own or be entitled to receive after such split, reverse split, share dividend, subdivision or combination.  Any adjustment under this Section 1(e) shall become effective at the close of business on the date the split, reverse split, share dividend, subdivision or combination becomes effective.

(f)            Adjustment for Reclassification, Exchange and Substitution.  If, at any time or from time to time after the date of this Agreement, the Common Shares are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a split, reverse split, share dividend, subdivision or combination provided for in Section 1(e) above), the Investor shall have the right thereafter to receive upon exercise of the Purchase Option the kind and amount of shares and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number Common Shares issuable upon exercise of the Purchase Option immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(g)            Reorganizations, Mergers, Consolidations or Sales of Assets.  If, at any time or from time to time after the date of this Agreement, there is a capital reorganization of the Common Shares (other than (i) an acquisition of a majority of the shares of beneficial interest in the Company by another entity by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger or consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Company’s assets or recapitalization of the Common Shares but excluding any merger effected exclusively for the purpose of changing the domicile of the Company, in which outstanding Common Shares are exchanged for securities or other consideration issued, or caused to be issued by the acquiring entity or its subsidiary (an “Acquisition”), or (ii) a sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company (an “Asset Transfer”), or (iii) a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 1), then as a part of such capital reorganization, provision shall be made so that the holders of the Purchase Option shall thereafter be entitled to receive upon the exercise of the Purchase Option the number of shares or other securities or property of the Company to which a holder of the number of Common Shares issuable upon exercise of the Purchase Option would have been entitled on such capital reorganization, subject to adjustment in respect of such shares or securities by the terms thereof.   In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 1 with respect to the rights of the holders of the Purchase Option after the capital reorganization such that the provisions of this Section 1 (including adjustment of the Option Price then in effect and the number of shares issuable upon exercise of the Purchase Option) shall be applicable after that event and be as nearly equivalent as practicable.

(h)            Other Adjustment Resulting from Actions Affecting Common Shares.  In case at any time or from time to time after the date of this Agreement the Company takes any action in respect of the Common Shares other than those described in Section 1(e), 1(f) or 1(g), then the Option Price and the number of Common Shares issuable upon exercise of the Purchase Option shall be adjusted in such manner as may be equitable under the circumstances.

(i)             Certificate of Adjustment.  In case of an adjustment or readjustment of the Option Price or the number of Common Shares or other securities issuable upon exercise of the Purchase Option, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Investor.  The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

(j)             Minimum Adjustment.  Notwithstanding anything herein to the contrary, no adjustment of the Option Price shall be made pursuant to this Section 1 in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

(k)            Notices of Record Date.  Upon (i) any taking by the Company of a record of the holders of Common Shares for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than the Company’s normal quarterly cash dividend), or (ii) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other entity, or any Asset Transfer, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Investor at least ten (10) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Shares (or other securities) shall be entitled to exchange their Common Shares (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

(l)             Fractional Shares.  No fractional Common Shares shall be issued upon exercise of the Purchase Option.  All Common Shares (including fractions thereof) issuable upon exercise of the Purchase Option shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.  If, after the aforementioned aggregation, the exercise would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional shares, pay cash equal to the product of such fraction multiplied by the fair market value per Common Share on the date of the Option is exercised (as reported by the NYSE or any other national securities exchange on which the Common Shares are then listed for trading, or if none, the most recently reported “over the counter” trade price or if none, as determined in good faith by the Board of Trustees).

(m)           Legend.  The Investor agrees that all certificates or other instruments representing the Option Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTOR RIGHTS AND OPTION AGREEMENT, DATED AS OF AUGUST 4, 2009, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.

2.              Company Call Option.

(a)            Call Option.  If at any time after August 4, 2011, the closing price for the Company’s Common Shares on the New York Stock Exchange (“NYSE”) exceeds $5.00 for twenty (20) consecutive trading days, the Company shall have the right, exercisable at any time thereafter in accordance with this Section 2, to call in and cancel the Purchase Option (the “Call Option”) in exchange for the issuance of Common Shares (the “Call Shares”) with an aggregate value (the “Call Value”), as of the date of exercise of the Call Option, equal to (i) the volume weighted average price (the “VWAP”) per Common Share for the twenty trading days prior to the exercise of the Call Option, less (ii) the then current Option Price per share, multiplied by (iii) the number of Common Shares remaining under the Purchase Option (the “Call Price”).  For example, if (i) the VWAP per Common Share were $6.00, and (ii) the then current Option Price per share was $3.00, and (iii) the number of Common Shares remaining under the Purchase Option was 4,000,000, then (X) the Call Value would be $12,000,000, and (Y) the total number of Common Shares to be issued in satisfaction of the Call Option would be 2,000,000 Common Shares.

(b)            Call Option Mechanics.  At any time after the Call Option is exercisable pursuant to Section 2(a) above, the Company, in accordance with the terms hereof, may exercise the Call Option, in whole but not in part by delivering to the Investor written notice of the election to cancel the Purchase Option (the “Call Notice”), duly executed by the Company, setting forth (1) the date on which the Call Shares shall be issued (the “Call Date”), which shall be no later than 30 days after the delivery of such notice, and (2) calculations showing the satisfaction of the condition to exercise of the Call Option in Section 2(a), the VWAP contemplated by Section 2(a), the Call Amount and the Call Shares.

(c)            Issuance of Call Shares.  On the Call Date, the Company shall issue and cause to be delivered to the Investor a certificate or certificates (or the electronic equivalent thereof) representing the Call Shares.

(d)            Continuing Right to Exercise.  At any time after the Call Notice but prior to the Call Date, Investor shall continue to have the right to exercise the Purchase Option in full in accordance with Section 1 hereof.  Upon exercise of the Purchase Option, the Option Shares shall be privately issued to the Investor.

3.              Board of Trustees.  The Investor will be entitled to all of the rights as set forth under that certain Trustee Designation Agreement dated August 4, 2009, between the Company and the Investor (the “Trustee Designation Agreement”), in the form attached hereto as Exhibit B.

4.              Confidentiality.  Each party to this Agreement will hold, and will cause its respective subsidiaries and their trustees, directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or desirable in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party furnished to it by such other Party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such Party on a non-confidential basis, (2) in the public domain through no fault of such Party or (3) later lawfully acquired from other sources by the Party to which it was furnished), and neither Party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, to insurance regulatory authorities.

5.              Compliance with U.S. Laws.

(a)            The Investor hereby represents and warrants to the Company that it: (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”); (2) has sufficient knowledge and experience in business, financial and investment matters so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (3) has had access to such information regarding the Company and its affairs as is necessary to enable it to evaluate the merits and risks of an investment in restricted securities of the Company and has had a reasonable opportunity to ask questions and receive answers and documents concerning the Company and its current and proposed properties, operations, financial condition, business, business plans and prospects; (4) has not been offered the Purchase Option or any other securities contemplated herein by any means of general solicitation or advertising; (5) the Purchase Option and the Option Shares will be acquired by it for its account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; (6) the Investor understands and acknowledges that none of the offer, issuance or sale of the Purchase Option or the Option Shares has been registered under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act; (7) the Investor understands and acknowledges that such securities may be subject to additional restrictions on transfer under state and/or federal securities laws.  The Investor acknowledges that such securities may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act and applicable state securities laws or pursuant to an applicable exemption from the registration requirements of the Securities Act and such state securities laws, based upon which certain undertakings have been granted by the Company in accordance with the Registration Rights Agreement.

(b)            In connection with this Agreement and the Transaction Documents, the Investor hereby agrees to comply with:  (i) the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated under each of the Securities Act and the Exchange Act, including, without limitation, filing any reports with the Commission pursuant to the Section 13(d) of the Exchange Act, Regulation 13D under the Exchange Act, Section 16(a) of the Exchange Act and the rules and regulations of the Commission promulgated under Section 16(a) of the Exchange Act; (ii) applicable securities laws of any state, including Blue Sky laws, or any foreign jurisdiction; (iii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if applicable; (iv) the Internal Revenue Code of 1986, as amended (the “Code”); and (v) applicable NYSE rules and regulations.

(c)            In connection with this Agreement and the Transaction Documents, except to he extent otherwise provided herein or therein, the Investor hereby agrees to comply with Article VII of the Declaration of Trust and to make a reasonable effort to ensure that any permitted transferee or assignee under this Agreement agrees in writing for the benefit of the Company to be bound by the terms of this Section 5(c).

6.              Standstill.

(a)            General Standstill.  The Investor hereby agrees that it shall not, and shall cause its Affiliates not to, directly or indirectly, unless specifically authorized in writing in advance by the Board of Trustees, for so long as Investor owns the 10% Qualifying Ownership Interest or has appointed a member of the Company’s Board of Trustees:

(i)
acquire, agree to acquire, or propose to acquire, in any manner, directly or indirectly through an Affiliate, “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Securities Act) or control of:

(A)
any securities of the Company or the Operating Partnership (or options, rights or warrants or other commitments to purchase or securities convertible into (or exchangeable or redeemable for) Common Shares) as a result of which, after giving effect to such purchase or acquisitions, Investor and its Affiliates will Beneficially Own more than 24% of the outstanding Common Shares;

(B)	any subsidiary or any assets or properties of the Company or any subsidiary or division thereof;

(ii)
initiate, make or participate in any “solicitation” of “proxies” or become a “participant” in any “election contest” (as such terms are used in the current and any future proxy rules of the Commission, but (1) disregarding clause (iv) of Rule 14a-1(l)(2) under the Exchange Act and (2) including any exempt solicitation pursuant to Rule 14a-2(b)(1) under the Exchange Act) with respect to the Company; provided the foregoing shall not be deemed to prohibit (a) Investor from voting (or casting a written consent solicited by the Company) regarding its Common Shares in the manner it deems appropriate, or (b) Investor’s representative on the Board of Trustees from participating in board deliberations, subject to compliance with the Company’s governing documents;

(iii)
call, or in any way encourage or participate in a call for, any special meeting of shareholders of the Company (or take any action with respect to acting by written consent of the shareholders of the Company); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any shareholder proposal (including, without limitation, any proposal to amend the Company’s Declaration of Trust or Bylaws) or participate in or encourage the making of, or solicit shareholders of the Company for the approval of, one or more shareholder proposals;

(iv)
seek to encourage any third person to vote Common Shares or the securities of the Company in opposition to a recommendation of a majority of the Board of Trustees, notwithstanding the fact the Investor may vote their shares in such opposition;

(v)	seek representation on the Board of Trustees or a change in the composition or size of the Board of Trustees other than as expressly permitted by the Trustee Designation Agreement;

(vi)
form, join or act in concert with any other person with respect to a “group” (as defined in Section 13(d)(3) of the Exchange Act) relating to the Company other than a group existing as of the date of this Agreement of Investor, IRSA and the investors in Investor as of the date hereof;

(vii)	assist or encourage any attempt by any other person to do any of the foregoing;

(viii)	disclose any intention, plan or arrangement inconsistent with the provisions of this Section 6; or

(ix)
request the Company or any of its trustees, officers, employees or agents to amend or waive any provisions of this Section 6(a) or Article VII of the Charter (except as provided pursuant to the Excepted Holder Agreement) or seek to challenge the legality or effect thereof.

The provisions of this Section 6 are referred to in this Agreement, collectively, as “Restricted Activities.”  Notwithstanding the foregoing, nothing in this Section 6 shall prohibit the Investor or their Affiliates from making a proposal to acquire any Company or Operating Partnership asset or property for which the Company or the Operating Partnership publicly announces an intention to sell or for which the Company or the Operating Partnership actively solicits acquisition proposals from third parties.

(b)            Investment Company Matters.  The Investor shall use its commercially reasonable best efforts to not be or become an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

7.              Preemptive Rights.

(a)            Sale of New Securities.  As long as the Investor owns the 5% Qualifying Ownership Interest (before giving effect to any issuances triggering this Section 7), if at any time after the Closing, the Company at any time or from time to time makes any public or non-public offering of any equity securities (including Common Shares or preferred shares, options or debt that is convertible or exchangeable into equity securities or that include an equity component, such as an “equity” kicker, including any hybrid security) (any such security, a “New Security”) for cash (and, for the avoidance of doubt, other than (1) pursuant to the granting or exercise of employee stock options, restricted shares or other share incentives pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to the Company’s employee stock purchase plan, in each case in the ordinary course of equity compensation awards, or (2) issuances for the purposes of consideration in acquisition transactions), the Investor shall be afforded the opportunity to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Share-equivalent interest in the Company.  The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of Common Shares held by the Investor, and the denominator of which is the number of Common Shares then outstanding.

(b)            Notice.  In the event the Company proposes to offer New Securities, it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same, no later than ten Business Days prior to the commencement of such offer or sale, as the case may be, or five Business Days prior the commencement of such offer in the case of an underwritten public offering of Common Shares or Preferred Shares on an “overnight” or equivalent expedited offering (an “Expedited Offering”).  The Investor shall have seven (7) Business Days (three (3) Business Days in the case of an Expedited Offering) from the date of receipt of such a notice to notify the Company in writing that it intends to exercise such purchase rights and as to the amount of New Securities the Investor desires to purchase.  Such notice shall constitute a non-binding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it.  The failure of the Investor to respond within such seven (7) Business Day period (or three (3) Business Day period in the case of an Expedited Offering) period shall be deemed to be a waiver of the Investor’s rights under this Section 7 only with respect to the offering described in the applicable notice.

(c)            Purchase Mechanism.  If the Investor exercises its gross-up purchase rights provided in this Section 7, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place (a) in the case of any public offering, simultaneously with the closing of such offering to other purchasers, or (b) in the case of any private offering, upon the later to occur of the closing of such offering and thirty (30) calendar days after the giving of notice of such offering.  Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or other consents or shareholder approval, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d)            Failure of Purchase.  In the event the Investor fails to exercise its gross-up purchase rights provided in this Section 7 within the prescribed period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 7(c) above, the Company shall thereafter be entitled during the period of ninety (90) days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 7 or that the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms no more favorable to the purchasers of such securities than were specified in the Company’s notice to the Investor.  Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or other consents, shareholder approval or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90-day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e)            Cooperation.  The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights hereunder, including securing any required approvals or consents.

8.              Investor Participation.  The Company will afford the Investor the power to participate in the Company’s financial and operating policy decisions, to the extent provided in the Transaction Documents or as otherwise agreed by the Board of Trustees.  Pursuant to and in accordance with the Transaction Documents, the Company shall furnish the Investor with such financial and operating data and other information with respect to the business, finance and properties of the Company as the Company prepares and compiles for members of its Board of Trustees in the ordinary course.

9.              Termination.  This Agreement, and the respective rights and obligations of the Parties other than rights and obligations under Section 1, Section 2, Section 4, Section 5 and Section 10 hereof, shall terminate upon the earlier of (i) Investor ceasing to own the 5% Qualifying Ownership Interest, and (ii) the execution of a written agreement of the Parties to terminate this Agreement.

10.            Miscellaneous.

(a)            Amendment.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

(b)            Waivers.  The conditions to each party’s obligations in the Agreement are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

(c)            Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

(d)            Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

(e)            IRSA Guarantee.  IRSA is a party to this Agreement solely for purposes of guaranteeing the obligations of the Investor and shall be liable to the Company, to the same extent as the Investor, for the obligations of the Investor hereunder.

(f)             Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Investor, shall be delivered to Investor at Real Estate Investment Group L.P., c/o IRSA Inversiones y Representaciones S.A., Moreno 877, C1091AAQ, Buenos Aires, Argentina, fax no. +54 (11) 4323-7449, Attention:  Eduardo S. Elsztain, with copies to and Zang, Bergel & Vines Abogados, Florida 537, 18th Floor, C1005AAK, Buenos Aires, Argentina, fax no. +54 (11) 5166-7070, Attention:  Pablo Vergara del Carril; or if sent to the Company or the Operating Partnership, shall be delivered to Hersha Hospitality Trust, 510 Walnut Street, 9th Floor, Philadelphia, Pennsylvania 19106 fax no. (717) 774-7383 Attention:  Ashish R. Parikh, with a copy to Hunton & Williams LLP, 951 East Byrd Street, Richmond, Virginia 23219, fax no. (804) 788-8218, Attention:  James S. Seevers, Jr.  Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(g)            Confidentiality.  For the avoidance of doubt, the confidentiality agreement, dated as of July 3, 2009, by and between the Company and the Investor shall continue in full force and effect notwithstanding this Agreement.

(h)            Captions.  The section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

(i)             No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Parties hereto, any benefit right or remedies.

(j)             Time of Essence.  Time is of the essence in the performance of each and every term of this Agreement.

(k)            Public Announcements.  Subject to each Party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents (as defined in the Purchase Agreement), and no Party hereto will make any such news release or public disclosure without first consulting with the other Party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each Party shall coordinate with the other with respect to any such news release or public disclosure.

(l)             Successors, Assigns and Transferees.  This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee.

(m)           Assignment.  Except as otherwise provided in this Section 10(m), this Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of the Parties hereto and any purported or attempted assignment or other transfer of rights or obligations under this Agreement without such consent shall be void and of no force or effect.

(i)
Notwithstanding any provision in this Agreement to the contrary, any time after the Closing Date and on or before the Expiration Date, the Investor may, in its sole discretion, assign the Purchase Option in whole or in part to any assignee that agrees in writing for the benefit of the Company to be bound by the terms of Sections 1, 2, 4, 5 and 10 of this Agreement, it being expressly understood that any such assignee will have no rights and benefits under Sections 3, 7 or 8 of this Agreement, and no restrictions pursuant to Section 6 hereof; provided that such assignment complies with all applicable laws, including but not limited to, securities laws, rules and regulations, NYSE rules and the Company’s Declaration of Trust.

(ii)
Notwithstanding any provision in this Agreement to the contrary, in the event that the Investor is not permitted under applicable law or regulation to exercise any of its rights to purchase New Securities under Section 7 of this Agreement, the Investor may, in its sole discretion, assign such rights under Section 7 to any of its Affiliates that agrees in writing for the benefit of the Company to be bound by the terms of this Agreement.

(n)            Expenses; Attorney’s Fees.  Each party will be solely responsible for its fees and expenses in connection with the transactions contemplated herein, including the fees and expenses of their respective attorneys, accountants, investment bankers and consultants.  In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.

(o)            Recapitalization or Exchange Affecting the Company’s Capital Stock.  The provisions of this Agreement shall apply in accordance with its terms with respect to all of the shares of beneficial interest of the Company or any successor thereto (including by merger or consolidation) or that may be issued in respect of, in exchange for, or in substitution of such shares, as applicable, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(p)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(q)            Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to the Investor of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of the Purchase Option or any Option Shares.

(r)             Entire Agreement.  This Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

11.            Definitions.  Capitalized terms used but not defined in this Agreement or this Section 11 shall have the meanings ascribed to such terms in the Purchase Agreement.

(a)            “Acquisition” has the meaning ascribed to such term in Section 1(g).

(b)            “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c)            “Agreement” has the meaning ascribed such term in the preamble.

(d)            “Asset Transfer” has the meaning ascribed to such term in Section 1(g).

(e)            “Board of Trustees” means the Board of Trustees of the Company.

(f)             “Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” means with respect to any securities, having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act.

(g)            “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(h)            “Call Date” has the meaning ascribed to such term in Section 2(b).

(i)             “Call Notice” has the meaning ascribed to such term in Section 2(b).

(j)             “Call Option” has the meaning ascribed to such term in Section 2(a).

(k)            “Call Price” has the meaning ascribed to such term in Section 2(a).

(l)             “Call Shares” has the meaning ascribed to such term in Section 2(a).

(m)           “Call Value” has the meaning ascribed to such term in Section 2(a).

(n)            “Closing Date” shall be August 4, 2009.

(o)            “Code” has the meaning ascribed to such term in Section 5(b).

(p)            “Commission” has the meaning ascribed to such term in Section 5(a).

(q)            “Common Shares” has the meaning ascribed to such term in the recitals.

(r)             “Company” has the meaning ascribed to such term in the preamble.

(s)            “Declaration of Trust” means the Amended and Restated Declaration of Trust of the Company (as amended and supplemented from time to time).

(t)             “Election to Purchase” has the meaning ascribed to such term in Section 1(b).

(u)            “Elsztain” means Mr. Eduardo S. Elsztain.

(v)            “Exchange Act” has the meaning ascribed to such term in Section 5(b).

(w)           “Expedited Offering” has the meaning ascribed to such term in Section 7(b).

(x)            “Expiration Date” has the meaning ascribed to such term in Section 1(a).

(y)            “Information” has the meaning ascribed to such term in Section 4.

(z)            “Investment Letter” has the meaning ascribed to such term in Section 1(b).

(aa)          “Investor” has the meaning ascribed to such term the preamble.

(bb)         “New Security” has the meaning ascribed to such term in Section 7(a).

(cc)          “NYSE” has the meaning ascribed to such term in Section 2(a).

(dd)          “Operating Partnership” has the meaning ascribed to such term in the recitals.

(ee)          “Option Price” has the meaning ascribed to such term in Section 1(a).

(ff)            “Option Shares” has the meaning ascribed to such term in Section 1(a).

(gg)          “Party” means any of the parties to this Agreement, as set forth in the preamble.

(hh)          “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(ii)            “Primary Shares” has the meaning ascribed to such term in the recitals.

(jj)            “Purchase Agreement” has the meaning ascribed to such term in the recitals.

(kk)          “Purchase Option” has the meaning ascribed to such term in Section 1(a).

(ll)            “5% Qualifying Ownership Interest” means Beneficial Ownership by the Investor or any of its Affiliates of at least 5% of the Common Shares (excluding solely for purposes of this definition any Common Shares issued after the date hereof upon redemption of Operating Partnership units held at any time at or prior to such redemption by trustees or officers of the Company or the entities they control or of which they Beneficially Own 100% of the outstanding equity securities).

(mm)        “10% Qualifying Ownership Interest” means Beneficial Ownership by the Investor or any of its Affiliates of at least 10% of the Common Shares (excluding solely for purposes of this definition any Common Shares issued after the date hereof upon redemption of Operating Partnership units held at any time at or prior to such redemption by trustees or officers of the Company or the entities they control or of which they Beneficially Own 100% of the outstanding equity securities).

(nn)          “Securities Act” has the meaning ascribed to such term in Section 5(a).

(oo)          “Subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent.

(pp)          “Transaction Documents” has the meaning ascribed to such term in the Purchase Agreement.

(qq)          “Trustee Designation Agreement” means the trustee designation agreement in the form attached hereto as Exhibit B.

(rr)            “VWAP” has the meaning ascribed to such term in Section 2(a).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

REAL ESTATE INVESTMENT GROUP L.P.

By:	Tyrus S.A., its sole general partner

By:	/s/ Eduardo S. Elsztain
Name:
Title:

IRSA INVERSIONES Y REPRESENTACIONES S.A.

By:	/s/ Eduardo S. Elsztain
Name:
Title:

HERSHA HOSPITALITY TRUST

By:	/s/ Ashish R. Parikh
Name: Ashish R. Parikh
Title: Chief Financial Officer

Investor Rights and Option Agreement Signature Page